Exhibit 10.85

THIRD AMENDMENT TO OFFICE LEASE

LNR Warner Center

For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Landlord and Tenant agree that:

1. Definitions. In this Third Amendment, the following terms have the meaning given:

(a) Effective Date: October 10, 2003.

(b) Landlord: Warner Center OPCO, L.P., a Delaware limited partnership.

(c) Tenant: Health Net, Inc., a California corporation, d/b/a Health Net.

(d) Lease: Office Lease dated September 20, 2000 between DCA Home, Inc. and Lennar Rolling Ridge, Inc. (collectively, “Prior Landlord”) and Tenant (“Original Lease”), as amended by:

(1) First Amendment to Lease dated May 14, 2001, between LNR Warner Center, LLC (“LNR”), successor-in-interest to Prior Landlord, and Tenant (“First Amendment”),

(2) Second Amendment to Office Lease dated May I, 2003 between LNR, predecessor-in-interest to Landlord, and Tenant (“Second Amendment”).

(3) This Third Amendment.

(e) Original Premises: Approximately 288,749 rentable square feet (271,007 usable square feet), being all of Building B and Floors 3, 4, and 5 in Building C, as more particularly described in Section 6.2 of the Summary of Basic Lease Information to the Original Lease.

(f) Second Floor Building C Space: Approximately 34,987 rentable and 32,906 usable square feet on the second floor of Building C, as more particularly described in the First Amendment.

(g) First Floor Building C Space: Approximately 10,218 rentable and 9,066 usable square feet on the first floor of Building C, as more particularly described in the Second Amendment.

(h) Premises: Approximately 333,954 rentable and 312,979 usable square feet, comprised of the Original Premises, the Second Floor Building C Space, and the First Floor Building C Space.

(i) Building B: 21281 Burbank Blvd.

                         Woodland Hills, CA 91367

(j) Building C: 21271 Burbank Blvd.

                         Woodland Hills, CA 91367

Any capitalized term used in this Third Amendment but not defined in this Third Amendment has the meaning set forth for such term in the Lease.

2. Confirmation of Lease Dates. As of the Effective date, Landlord and Tenant ratify and confirm the following Lease dates:

(a) Commencement Date: January I, 2002 (for Original Premises and Second Floor Building C Space).

(b) First Floor Building C Space Commencement Date: October 10, 2003.

(c) Second Floor Building C Space Expiration Date: December 31, 2007, subject to Tenant’s right to extend pursuant to the First Amendment.

(d) Expiration Date: December 31, 2011 for the Original Premises and the First Floor Building C Space.

3. Acceptance of First Floor. Tenant agrees that as of the Effective Date, Tenant has accepted the First Floor Building C Space and all leasehold improvements and other work required to be performed by Landlord pursuant to the Second Amendment have been satisfactorily completed.

4. Premises. As of the Effective Date, all references in the Lean to the “Premises” shall mean the Original Premises, the Second Floor Building C Space and the First Floor Building C Spacer which contain a total of approximately 233,954 rentable square feet and 312,979 usable square feet of space.

5. Base Rent.

(a) Original Premises Base Rent. This schedule restates and replaces in its entirety the Base Rent schedule set forth in paragraph 8 of the Summery of Basic Lease information for the Original Lease:

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate Per Rentable Square Foot
1/1/02—12/31/02	$8,835,719.40	$736,309.95	$2.550
1/1/03—12/31/03	$9,012,433.68	$751,036.14	$2.601
1/1/04—12/31/04	$9,192,613.08	$766,051.09	$2.653
1/1/05—12/31/05	$9,376,257.48	$781,354.79	$2.706
1/1/06—12/31/06	$9,563,366.88	$796,947.24	$2.760
1/1/07—12/31/07	$9,753,941.16	$812,828.43	$2.815
1/1/08—12/31/08	$9,951,445.44	$829,287.12	$2.872
1/1/09—12/31/09	$10,148,949.84	$845,745.82	$2.929
1/1/10—12/31/10	$10,353,384.12	$862,782.01	$2.988
1/1/11—12/31/11	$10,557,818.40	$879,818.20	$3.047

(b) Second Floor Building C Space Base Rent. This schedule restates and replaces in its entirety the Base Rent Schedule set forth in paragraph 2 of the First Amendment:

Months of Second Floor Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate Per Rentable Square Foot
1/1/02—12/31/02	$1,070,602.20	$89,216.85	$2.550
1/1/03—12/31/03	$1,102 930.20	$91,910.85	$2.627
1/1/04—12/31/04	$1,135,678.00	$94,639.84	$2.705
1/1/05— 2/31/05	$1,169,685.30	$97,473.78	$2.786
1/1/06—12/31/06	$1,204,952.28	$100,412.69	$2,870
1/1/07—12/31/07	$1,241,058.86	$103,421.57	$2.956

If Tenant timely exercises the Second Floor Extension Term, the Base Rent for the Second Floor Building C Space for the extension of the Lease Term shall be as follows:

Months of Second Floor Extension Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate Per Rentable Square Foot
1/1/08—12/31/08	$1,278,424.98	$106,535.42	$3.045
1/1/09—12/31/09	$1,316,630.78	$109,719.23	$3.136
1/1/10—12/31/10	$1,356,096.12	$113,008.01	$3.230
1/1/11—12/31/11	$1,396,820.99	$116,401.75	$3.327

(c) First Floor Building C Space Base Rent. This schedule restates and replaces ids entirety them Base Rent schedule set forth in paragraph 2 of the Second Amendment:

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate Per Rentable Square Foot
10/10/03—10/31/04*	$307,766.16	$25,647.18	$2.51
11/1/04—10/31/05	$313,921.48	$26,160.12	$2.56
11/1/05—10/31/06	$320,199.91	$26,683.33	$2.61
11/1/06—10/31/07	$326,603.91	$27,216.99	$2.66
11/1/07—10/31/08	$333,135.99	$27,761.33	$2.72
11/1/08—10/31/09	$339,798.71	$28,316.56	$2.77
11/1/09—10/31/10	$346,594.68	$28,882.89	$2.83
11/1/10—10/31/1l	$353,526.58	$29,460.55	$2.88
11/1/11—12/31/11	$360,597.11	$30,049.76	$2.94

*	subject to proration for any partial month

6. Tenant’s Share of Direct Expenses. As of the Effective Date, Landlord and Tenant agree that:

(a) Tenant’s Building B Share of Direct Expenses is 100%.

(b) Tenant’s Building C Share of Direct Expenses is 87.36% (i.e., 155,709 rentable square feet of the Premises in Building C divided by 178,245 total rentable square feet in Building C).

7. Landlord’s Addresses. As of the Date, Landlord’s Addresses, as set forth in paragraph 3 of the Summary of Basic Lease Information to the Original Lease, are amended and replaced with the following:

Landlord’s Address for Notices:

Warner Center OPCO, L.P. c/o DLJ Real Estate Capital Partners Credit Suisse First Boston 2121 Avenue of the Stars, 31st Floor Los Angeles, CA 90067 Attention: Asset Management	Warner Center OPCO, L.P. c/o BetaWest, Ltd. 1050 17th Street, Suite 1000 Denver, CO 80265 Attention: Asset Management

Landlord’s Address for Rent Payments:	Warner Center OPCO, L.P. P.O. Box 51911 E Los Angeles, CA 90051-6211

8. Tenant’s Address. As of the Effective Date, Tenant’s notice address is amended and replaced with the following:

Health Net, Inc. 11971 Foundation Place Rancho Cordova, CA 95670 Attention: Director of Real Estate

with a copy to the Premises, also.

9. Subordination, Non-Disturbance, and Attornment Agreement. Landlord and Tenant hereby acknowledge that this Amendment, as part of the “Lease,” is incorporated by and subject to the terms and conditions of that certain Subordination, Non-Disturbance and Attornment Agreement dated as of August 7, 2003 (“SNDA”) among HSH Nordbank AG, New York Branch, a bank incorporated in Germany (“HSH”), acting by and through its New York Branch as administrative agent, as Lender, and Landlord and Tenant and that this SNDA supersedes and replaces any prior subordination, non-disturbance, and attornment agreement with U.S. Bank National Association (“US Bank”), since US Bank no longer holds a deed of trust on the Real Property. Landlord represents and warrants to Tenant that as of the Effective Date, the Real Property is encumbered by a deed of trust in favor of Hal and there are no other deeds of trust or ground leases encumbering the Real Property.

10. Guaranty of Lease. As of the Effective Date, Landlord and Tenant acknowledge and agree that the Guaranty of Lease dated September 20, 2000 made by LNR Property Corporation is released and of no further force and effect, since all “Guaranteed Obligations” (as defined therein) have been paid in full.

11. Binding Effect. This Third Amendment becomes effective only upon the execution by Landlord and Tenant. Landlord and Tenant represent and warrant to the other that the person executing this Third Amendment on behalf of such party is duly authorized to do so.

12. Confirmation of Lease. As amended by this Third Amendment, Landlord and Tenant ratify the terms and conditions of the Lease.

The undersigned have executed this Third Amendment as of the Effective Date.

LANDLORD:					TENANT:

Warner Center OPCO, L.P., a Delaware limited partnership					Health Net, Inc., a California corporation

By:	Warner Center Holdco, LLC, a Delaware limited liability company, general partner				By	/s/ Dennis Bell
					Name	Dennis Bell
					Title	Vice President
	By:	DLJ Real Estate Capital Partners II, L.P., a Delaware limited partnership, managing member

		By:	DLJ Real Estate Capital II, Inc., a Delaware corporation, general partner

			By	/s/ Laura L. Hahn
Laura L. Hahn,
Authorized Agent

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